CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2021, relating to the financial statement of LGBTQ + ESG100 ETF, a series of Procure ETF Trust I, as of October 31, 2020, and to the references to our firm under the headings “Other Service Providers” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ COHEN & COMPANY, LTD.
COHEN & COMPANY, LTD.
Cleveland, Ohio
February 25, 2021